## <u>Service Agreement</u>

This Services Agreement ("Agreement"), is made and entered into this 28th day of June, 2021 by and between

**Assam Company India Limited**, a company registered under the laws of India, having it's registered office at Greenwood Tea Estate, P.O Dibrugarh, Dibrugarh, Assam – 786001, India and Corporate office at Nilhat house, 9th Floor, 11. R.N. Mukherjee Road, Kolkata- 700001, West Bengal, India (hereinafter referred to as "ACIL") and

**Raptor300 Inc. DBA (Doing Business As) BRAIIN** with its principal place of business at 41 River Terrace, # 3906, New York, NY 10282, USA (hereinafter "Raptor").

ACIL and Raptor are individually referred to as party and collectively as parties to this Agreement.

WHEREAS:

A. Raptor is in the business of aerial spraying services through robotic aircraft and other incidental services and has shown interest to provide same to the various tea gardens owned by ACIL and ACIL have also shown interest to avail the said service.

B. ACIL is interested in availing these services and Raptor desires to provide these services in accordance with the terms and conditions set forth in this Agreement and as described in the applicable Statement of Work made subject to this Agreement ("Statement of Work").

THEREFORE, IT IS AGREED BY AND BETWEEN THE PARTIES THAT:

1. Non-Binding: Both ACIL and Raptor understood and agree that this Agreement along with statement of Work is non-binding on the parties herein and this Agreement will only come into the effect after ACIL gives notice of commencement (as defined hereunder) in writing to Raptor.

2. Scope of Work: The services to be performed by Raptor (the "Work") as well as the estimated duration of the services to be performed shall be detailed in the Statement of Work attached hereto and incorporated herein by reference and shall always be read along with this Agreement. Raptor shall provide such services to the best of Raptor's ability, skill and knowledge. The Statement of Work can only be modified by written agreement, signed by both parties. The Parties acknowledge that any changes to the Statement of Work may change pricing.

2. Raptor's Obligations:

(a) Raptor agrees to provide aerial spraying with robotic aircraft commencing on the effective date for the period as described in the applicable Statement of Work.

(b) Services will be provided in accordance with the provisions of this Agreement and the applicable Statement of Work and such services will be paid for as specified in the applicable Statement of Work.

3. Non-Solicitation: ACIL agrees that Raptor has expended significant resources and expense in developing this cutting edge service, which is of significant value. ACIL agrees that during the term of this Agreement and for six (6) consecutive months after the termination of this Agreement or the final completion of Services by any Raptor employees/contractors, ACIL shall not directly or through any other person or entity:

(a) Divert, solicit, encourage or cause any of Raptors Employees/Contractors (who worked for ACIL at any time) to leave employment of Raptor.

(b) Solicit, contract, hire or offer employment to any person who are employed or contracted by Raptor or its affiliates during the term of this Agreement, and who are in any ways related to the performance of Services hereunder.

4. Warranty Disclaimer and Liability Limitation:

Except as otherwise expressly provided in this agreement, neither party makes any other warranty with respect to subject matter of this agreement and hereby disclaims all other warranties, whether express, implied or by operation of law, course of dealing or trade use, including but not limited to implied warranties of merchantability, fitness for a particular purpose and non-infringement.

5. Confidentiality:

(a) All notes. designs, drawings, and technical data developed under this Agreement (excluding documents provided by ACIL and it's tea estates) will become, and remain the property of Raptor, and Raptor will have the right to use such notes, designs, drawings, and technical data for any purpose whatsoever without liability for any additional compensation to ACIL, unless other terms are agreed upon in writing by all parties concerned.

(b) Raptor will not disclose to others for use or for its own purposes any financial data, or other confidential or proprietary information obtained from ACIL as a result of work performed under this Agreement without prior written authorization from ACIL.

(c) ACIL agrees not to disclose any confidential information of Raptor, including pricing and the terms of this Agreement, without the written consent of Raptor.

(d) All work performed under this Agreement, and all materials, products, and items to be produced by Raptor under this Agreement (whether or not such work is completed) shall be deemed to be intellectual property of Raptor except documents provided by ACIL and it's tea estates.

6. Invoicing/Terms of Payment/ Fees:

(a) Raptor shall submit invoices on a monthly basis, ACIL will pay the invoices as per the payment terms set forth in the applicable Statement of Work.

(b) ACIL will not be responsible for payment and compensation of Raptor's employees.

7. Term and Termination:

(a) This Agreement shall come into effect on the date mentioned in first page and shall remain in force for a period of 5 (Five) years or until the performance under all Statements of Work is completed or terminated, whichever is later.

(b) Termination by Raptor ACIL Materially Breaches: If ACIL materially breaches the Agreement and fails to cure the breach, Raptor shall. subject to section (d) below, be entitled to terminate this Agreement.

(c) Termination by ACIL if Raptor Materially Breaches: If Raptor materially breaches the Agreement and fails to cure the breach, ACIL shall will be entitled to terminate this Agreement forthwith, and shall claim for damages.

(d) Notice and Cure: If either party materially breaches the terms in this Agreement or the Statement of Work, they must be notified of this breach by the other party in writing, and will have 60 days to rectify such breach. If they refuse or fail to rectify such breach within the 60 day period, the other party may terminate.

(e) Apart from the above, ACIL shall be entitled to terminate this Agreement at any point of time by giving notice of 30 days in writing to Raptor. In case of termination by ACIL under this clause, Raptor shall not be entitled to claim any penalty or damages on any ground whatsoever. However, Raptor shall be entitled to all the payment accrued till date under this Agreement, if so accrued.

8. Indemnification:

Without Prejudice to clause 7 above, Raptor hereby indemnifies and shall defend and hold harmless ACIL, its and their subsidiaries, affiliates, officers, directors, employees, agents and subcontractors from and against all liability, damages, loss, cost or expense, including but not limited to reasonable attorneys' fees and expenses, arising out of or in connection with the spraying operations mentioned in this agreement.

9. Notice of Commencement:

ACIL shall be entitled to issue notice of commencement to Raptor and in that event the agreement and the Statement of work shall come into the effect. Without the notice of commencement issued by ACIL in writing, the terms of this Agreement and the statement of work shall be non-binding and non-operative on the parties herein. The execution of this Agreement and the statement of work per se will not create any right or responsibilities on the parties to this Agreement neither the parties can claim any specific performance of contracts against the other party before any court of law.

10. Governing Law:

The rights and obligations under this agreement shall be governed by and construed in accordance with the laws of India and the parties to this Agreement submit to the exclusive jurisdiction of courts at Kolkata, West Bengal.

11. Arbitration and Equitable Relief.

(a) Arbitration. The parties agree that any dispute or controversy arising out of, relating to, or concerning any interpretation, construction, performance or breach of this agreement, shall be settled by arbitration to be held in Kolkata, West Bengal according to laws of India. Arbitration shall be held in Kolkata before a panel of three arbitrators. One appointed by ACIL, other by raptor and the third by both parties. Both parties will equally bear the expenses involving the arbitration and each party shall separately pay their respective counsel fees and expenses.

12. Force Majeure: Neither party will be liable to the other for failure to perform its obligation hereunder if and to the extent that such failure to perform results from causes beyond its control, including without limitation, strikes, lockouts, power failures or other industrial disturbances; civil disturbances; fires; acts of God; acts of public enemy; compliance with any regulations, order, or requirement of any governmental body or agency; or inability to obtain transportation or necessary materials in the open market.

13. Miscellaneous:

(a) This Agreement and all Statement of Works annexed hereto shall constitute the entire understanding between the parties with respect to the subject matter, and this Agreement shall supersede any and all previous written or oral agreements between the parties. In the event there is a conflict between any provisions of this Agreement and those of any Statement of Work annexed hereto, specific items contained in a Statement of Work will supersede this Agreement. This Agreement may be extended or amended only upon mutual written agreement of the parties.

(b) Each provision of the Agreement shall be considered severable such that if anyone provision or clause conflicts with existing or future applicable law, or may not be given full effect because of such law, it shall not affect any other provision of the Agreement which can be given effect without conflicting provision or clause. To the extent there are any additional or different terms in any purchase order, invoice or other document exchanged between the parties, none of those terms will become part of the agreement between the parties and the terms of this Agreement shall control and govern.

All correspondence pertaining to this agreement including but not limited to Agreement copies, invoices, checks etc. should be sent to the address mentioned below: -

Raptor300, Inc DBA BRAIIN
41 River Terrace, # 3906
New York, NY 10282
USA

Assam Company India Limited
Nilhat House, 9th Floor,
11, R.N. Mukherjee Road,
Kolkata- 700001, West Bengal, India

Both parties agree that they have read and understood the terms of this Agreement, had an opportunity to ask any questions and to seek the assistance of legal counsel regarding these terms, and is not relying upon any advice from the other party in this regard.

IN WITNESS THEREOF, ACIL AND Raptor have each caused this Agreement to signed and delivered by its duly authorized officer or representatives as of the Effective Date.

Raptor300 INC DBA BRAIIN

Name : Natraj Balasubramanian

Title : CEO

Date : June 28,2021

Assam Company India Limited

Name : PREETHAM MELANTA

Title : PRESIDENT

Date : 28-JUNE-2021 .

**APPENDIX A**

**STATEMENT OF WORK**

Date: 28-JUNE-2021

This Statement of Work is effective as of 28-JUNE-2021 and is executed and delivered pursuant to that certain Service Agreement by and between Assam Company India Limited (ACIL) and Raptor300 Inc DBA BRAIIN(Raptor) dated as of 28-JUNE-2021 the Agreement").

| | |
|---|---|
| Client | Assam Company India Limited |
| Description of Spraying Services | ACIL agrees to engage Raptor's services to provide aerial spraying of Foliar, Copper and Micro Nutrients.<br><br>There is no minimum or maximum obligation on the ACIL to provide to Raptor INC the area for its service.<br><br>ACIL will submit Raptor its spraying plan by the 28$^{th}$ of the previous month.<br><br>In addition, Raptor will ensure quality control and reporting of efficiency metrics, including path flown, plant coverage, and spray utilization showing estate managers their plantations are covered.<br><br>To ensure quality delivery, Raptor will hire, train, and retain skilled drone pilots and supporting staff. Raptor shall be responsible for comply with all the labour laws and obligations for this employees directly employed by Raptor.<br><br>Raptor additionally will manage and pay for the upfront drone acquisition, shipping, and customs costs, including related costs to customize and optimize the drones, consistent with the best practices. During this engagement, Raptor's management team will be available to ACIL to discuss the project and how best to implement it. Raptor shall take best endeavor for increasing crop production and efficiency. |

| | |
|---|---|
| Free data services (for 3 month period) | As a new customer, Raptor will provide free of charge for the 3 months, an aerial assessment of the plantation using our hi-end sensors and cutting edge data analytics tools. Raptor will work with ACIL during the scale up to jointly agree on the optimal time and hectares coverage for these, balancing the needs to ensure continuity of the spraying services. After the initial 3 months, if ACIL decides to use Raptor's aerial assessment services, there will be a charge for the services and a separate SOW will be executed for the same. |
| Data Ownership | All data and records collected during Raptor's spraying and analytics services, whether in existence at the Execution Date hereof or compiled thereafter in the course of performing the Services, (except documents provided by ACIL or it's tea plantations) shall be the exclusive property of Raptor, and during the term of this Agreement Raptor shall grant unconditional access to such data. |
| Total hectares to be covered by Raptor (at full deployment) | A minimum of 60,000 hectares per annum. |
| Drone coverage within each hectare | For each hectare covered, Raptor will likely only be able to spray 95-99% of each hectare, as there may be variations based on terrain or obstacles (such as low power lines or shade trees), which would prevent the drone from reaching the entire hectare. Raptor will provide ACIL with the each of the areas Raptors drones are unable to cover so ACIL can send manual spraying staff to cover these portions if they choose to do so. |
| Price and Adjustments | Crop spraying services will cover the specified hectares quarterly and such payment per hectare will be invoiced monthly at 11.58 USD. There will be an annual increase of 5 % on the per hectare rate for aerial spraying services catering for inflation etc. |
| Payment terms | Raptor will provide monthly invoicing and ACIL shall make payment within 30 Calendar Days after invoice is submitted.<br><br>It is understood that the average will be 15 Calendar day payment. |

| | |
|---|---|
| Contract Duration | Five years from contract signing date |
| ACIL Logistics and Labour Requirements | ACIL Plantations must provide and manage its own chemical inventory of all requisite fertilizers and other spraying chemicals so that there are no delays from any chemical shortages. Raptor should also complete the monthly plan unless subject to adverse weather conditions.<br><br>ACIL must provide adequate administrative staff for each shift per drone to assist with battery change and fertilizer refilling. |
| ACIL - Infrastructure to be Provided | ACIL Plantations must ensure sufficient charging stations per estate including electricity provision to support execution. This should also incorporate protective covers (Tarpaulin) in case of heavy rain for drone storage.<br><br>ACIL must provide safe storage for drones and equipment and administrative offices for operations and ACIL provide storage facility in factories. Raptor's equipment will be insured for the duration of the agreement by Raptor.<br><br>ACIL Plantations must provide suitable and adequate accommodation and meals for 2-3 executives who can cover the entire plantation.<br><br>ACIL to provide suitable and adequate accommodation for training staff for initial 2 month implementation period.<br><br>The executive teams of both ACIL and Raptor will work together to agree on the requirements of the infrastructure prior to commencement of operations. |
| Acceptable Flying Conditions | Raptor will operate under most weather conditions other than: active rain, high wind gusting, natural disasters, poor visibility, and night. Each drone pilot at his/her discretion can suspend flight operations due to weather or safety concerns. |

Agreed For

**Raptor300 Inc DBA BRAIIN**

Name: Natraj Balasubramanian

Designation: CEO

Signature:

Date: June 28,2021

**Assam Company India Limited**

Name: PREETHAM MELANTA

Designation: PRESIDENT

Signature:

Date: 28-June-2021